SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant	[X]
Filed by a Party other than the Registrant	[ ]

Check the appropriate box:
[X] Preliminary Proxy Statement
[  ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[  ] Definitive Proxy Statement
[  ] Definitive Additional Materials
[  ] Soliciting Material under Rule 14a-12

ALLIED ASSET ADVISORS FUNDS
(Name of Registrant as Specified In Its Charter)

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[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
(4)	Proposed maximum aggregate value of transaction:
(5)	Total Fee Paid:

[ ]	Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:
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(4)	Date Filed:

Iman Fund

745 McClintock Drive, Suite 314
Burr Ridge, IL 60527
1-877-417-6161

[       ], 2008

Dear Shareholder:

You are cordially invited to attend a meeting of shareholders of the Iman Fund (the “Fund”), which will be held on August 25, 2008 at [time], central time, at the offices of 745 McClintock Drive, Suite 314, Burr Ridge, Illinois 60527.

The meeting has been called to elect one trustee of the Fund for a term lasting the lifetime of the Fund, and to approve an advisory fee increase, as more fully discussed in the proxy statement.

Enclosed with this letter are the formal notice of the meeting, answers to questions you may have about the proposal, and the proxy statement.  If you have any questions about the enclosed proxy or need any assistance in voting your shares, please call 1-877-417-6161.

Your vote is important.  Please complete, sign, and date the enclosed proxy card and return it in the enclosed envelope.  This will ensure that your vote is counted, even if you cannot attend the meeting in person.

Sincerely,

Bassam Osman
Trustee and President

Iman Fund

745 McClintock Drive, Suite 314
Burr Ridge, IL 60527
1-877-417-6161

NOTICE OF MEETING OF SHAREHOLDERS
[date], 2008

A meeting of shareholders of the Iman Fund (the “Fund”) has been called to be held on August 25, 2008 at [time] at 745 McClintock Drive, Suite 314, Burr Ridge, IL, 60527 for the following purpose:

to elect one trustee to the board of trustees of the Fund for a term lasting the lifetime of the Fund;

to approve an advisory fee increase; and

to consider and act upon any other matters that may properly come before the meeting and at any adjournment thereof.

Shareholders of record as of the close of business on May 30, 2008 are entitled to notice of and to vote at the meeting (or any adjournment of the meeting).

By Order of the Board of Trustees of the Fund,

Mujeeb Cheema
Secretary

[date], 2008
Burr Ridge, Illinois

Please complete and return the enclosed proxy card(s) whether or not you expect to be present at the meeting. You may still vote in person if you attend the meeting.

Iman Fund

Answers to Some Important Questions

Q.	What am I being asked to vote “For” on this proxy?

A.	You are asked to vote for the election of a trustee to the board of the Fund and to approve an increase in the advisory fees.

Q.	How does the board of trustees suggest that I vote?

A.	The trustees of the Fund unanimously recommend that you vote “For” each of the items set forth on the enclosed proxy card(s).

Q.	How can I vote?

A.	Details about voting can be found in the proxy statement under the heading “More Information about the Meeting – How to Vote.”

You can vote by completing, signing and dating your proxy card, and mailing it in the enclosed envelope.

You may vote in person if you are able to attend the meeting. However, even if you plan to attend, we urge you to cast your vote by mail. That will ensure that your vote is counted, should your plans change.

This information summarizes information that is included in more detail in the proxy statement. We urge you to read the proxy statement carefully.

If you have questions, call 1-877-417-6161.

Iman Fund

745 McClintock Drive, Suite 314
Burr Ridge, IL 60527
1-877-417-6161

Proxy Statement

Meeting of Shareholders
[date], 2008

This proxy statement is being sent to you by the board of trustees of the Iman Fund (the “Fund”).  The board of trustees of the Fund (the “Board”) is asking you to complete and return the enclosed proxy card(s) by [insert date], permitting your shares of the Fund to be voted at the meeting of shareholders called to be held on August 25, 2008.  Shareholders of record at the close of business on May 30, 2008 (the “record date”) are entitled to vote at the meeting.  You are entitled to one vote for each share you hold, with a fraction of a vote for each fraction of a share.  This proxy statement and enclosed proxy are first being mailed to shareholders on or about [date], 2008.  The Board has determined that the use of this proxy statement for the shareholder meeting is in the best interest of the Fund and its shareholders in light of the matters being considered and voted on by the shareholders.

You should have received your copy of the Fund’s annual report to shareholders for the fiscal year ended May 31, 2007.  If you would like another copy of the annual report, please write to or call the Fund at the address or telephone number shown at the top of this page.  The report will be sent to you without charge.

Allied Asset Advisors, Inc, the Fund’s investment adviser, is referred to as “Allied Asset Advisors.”  Allied Asset Advisors is a wholly owned subsidiary of the North American Islamic Trust, Inc. (“NAIT”), a non-profit entity that qualifies as a tax-exempt organization under Section 501(c)(3) of the Internal Revenue Code.  NAIT is the controlling entity of Allied Asset Advisors.  As of May 31, 2008, Allied Asset Advisors managed approximately $43.2 million in assets. The Fund and Allied Asset Advisors may be contacted at the same address, noted above.

Election of Trustee

A trustee is to be elected to the Board for a term lasting the lifetime of the Fund.  The nominee for the Board is Imran Hussain.  Mr. Hussain is currently a trustee of the Fund.  He is, however, the only trustee that has not been elected by shareholders, which is why your vote is being solicited.

The persons named on the accompanying proxy card(s) intend to vote at the meeting (unless otherwise directed) FOR the election of Mr. Hussain as described above.  Currently, there are four trustees.

The trustee elected at the meeting will serve on the Board for a term lasting the lifetime of the Fund and until its termination as provided in the Declaration of Trust of Allied Asset Advisors Funds (the “Declaration”) unless such trustee resigns or is removed as provided in Section 2.3 of the Declaration or his term expires pursuant to Section 2.4 of the Declaration.  He will hold office until his successor is duly elected and qualified.  If a nominee is unable to serve because of an event not now anticipated, the persons named as proxyholders may vote for another person designated by the Board.

The following table sets forth each trustee’s position(s) with the Fund, age, principal occupation during the past five years, other directorships, and the year in which he first became a trustee of the Fund.

Nominee for election at the meeting who is not an interested person of the Fund:

Name and Age at May 31, 2008	Position(s) Held with the Fund and Date First Elected or Appointed to Office	Number of Portfolios in Fund Complex Overseen by Trustee	Principal Occupation(s) During Past 5 Years and Other Directorships Held
Imran Hussain, 31	Independent Trustee since 2004	1
March 2008 to current – PC Net; September 2007 to February 2008 – Independent Financial Consultant; January 2007 to August 2007 – Pepco Holdings; 2001 to 2006 – Partner, HFP Accounting & Financial. No other directorships held.

Continuing trustees who are not interested persons of the Fund:

Name and Age at May 31, 2008	Position(s) Held with the Fund and Date First Elected or Appointed to Office	Number of Portfolios in Fund Complex Overseen by Trustee	Principal Occupation(s) During Past 5 Years and Other Directorships Held
Abdalla Idris Ali, 59	Independent Trustee since 2000	1	1998 to present – Director, Center of Islamic Studies, Kansas City, MO. No other directorships held.
Mohammed Kaiseruddin, 64	Independent Trustee since 2000; Chairperson since 2005	1	1973 to present – Nuclear Engineer, Sargent & Lundy. No other directorships held.

Continuing trustee who is an interested person of the Fund:

Name and Age at May 31, 2008	Position(s) Held with the Fund and Date First Elected or Appointed to Office	Number of Portfolios in Fund Complex Overseen by Trustee	Principal Occupation(s) During Past 5 Years and Other Directorships Held
*Bassam Osman, 57	Trustee and President since 2000	1	1980 to present – Neurologist, Bassam Osman, M.D., SC LTD.; 2000 to present – Lead Portfolio Manager to the Fund. No other directorships held.
* This Trustee is deemed to be an “interested person” of the Trust as that term is defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended, because of his affiliation as President of the Advisor and as a trustee of the parent company of the Advisor.

The address of each of the trustees is 745 McClintock Drive, Suite 314, Burr Ridge, IL 60527.

Officers.  Bassam Osman is president of the Fund.  The preceding table gives more information about Dr. Osman.  The following table sets forth each other officer’s name, position with the Fund, age, principal occupation during the past five years, and the date on which he or she first became an officer of the Fund.  Each officer serves until his or her successor is chosen and qualified or until his or her resignation or removal by the Board.

Name and Age at May 31, 2008	Position(s) Held with the Fund and Date First Elected or Appointed to Office	Principal Occupation(s) During Past 5 Years
Mohammad Basheeruddin, 58	Treasurer/Chief Compliance Officer since 2003	2001 to present – Accounting Manager, North American Islamic Trust.

Mujeeb Cheema, 60	Secretary since 2003	2003 to present – Executive Director, North American Islamic Trust.

The address of each officer is 745 McClintock Drive, Suite 314, Burr Ridge, IL 60527.

Committees of the Board of Trustees.  The Board currently has two standing committees:

Audit Committee.  Messrs. Ali, Hussain and Kaiseruddin serve on the Audit Committee of the Board.  The Audit Committee’s functions are to: (a) recommend independent registered public accounting firm for selection by the Board, (b) review the scope of audit, accounting and financial internal controls and the quality and adequacy of the Fund’s accounting staff with the independent accountants and other appropriate persons, (c) review with the accounting staff and the independent registered public accounting firm the compliance of the Fund’s transactions with the Fund’s investment adviser, administrator or any other service provider with the terms of applicable agreements, (d) review reports of the independent registered public accounting firm and comment to the Board when warranted, and (e) report to the Board at least once a year.  Each committee member is not an “interested person” of the Fund as defined in the Investment Company Act of 1940, as amended (the “1940 Act”) and are therefore considered “Independent Trustees”.  The Board has determined that it does not have an audit committee financial expert serving on its Audit Committee.  At this time, the Fund believes that the experience provided by each member of the Audit Committee together offers the Fund adequate oversight for the Fund's level of financial complexity.

Nominating Committee.  Messrs. Ali, Hussain and Kaiseruddin serve on the Nominating Committee of the Board.  Each committee member is not an “interested person” of the Fund as defined in the 1940 Act.  The Nominating Committee considers shareholder proposals for candidates to serve as Independent Trustees.  Any such proposals should be sent to the Fund in care of the Nominating Committee Chairperson.  The final recommendation of a prospective Independent Trustee rests solely with the Nominating Committee.

The following table shows the number of Committee meetings of the Fund held during the fiscal year ended May 31, 2008:

Board of Trustees	5
Audit Committee	1
Nominating Committee	0

All of the trustees and committee members then serving attended at least 75% of the meetings of the Board and applicable committees of the Fund held during the fiscal year ended May 31, 2008.

Trustee Compensation.  The trustees serve without compensation, but will be reimbursed for expenses incurred in connection with attendance at Board meetings.  The table below details the amount of compensation received by the trustees from the Trust for the fiscal year ended May 31, 2008.  None of the executive officers receive compensation from the Trust.

Name of Person, Position	Aggregate Compensation From Fund	Pension or Retirement Benefits Accrued as Part of Fund Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation From Fund and Fund Complex Paid to Directors*
Abdalla Idris Ali, Independent Trustee	None	None	None	None
Mohammed Kaiseruddin, Independent Trustee	None	None	None	None
Imran Hussain, Independent Trustee	None	None	None	None
Bassam Osman, Interested Trustee	None	None	None	None
*The term “Fund Complex” refers only to the Fund.

Certain Relationships and Related Transactions. The Fund has entered into an investment advisory agreement with Allied Asset Advisors.  According to the terms of the agreement, Allied Asset Advisors provides portfolio management services to the Fund in consideration for fees based on the Fund’s daily average net assets.

Required Vote.  The trustee of the Fund elected by all shareholders will be elected by the vote of a plurality of all shares of the Fund present at the meeting, in person or by proxy.  Each shareholder is entitled to vote based on the ration his or her interest bears to the interests of all shareholders entitled to vote.

Board Recommendation The Fund’s board of trustees unanimously recommends that shareholders of the Fund vote “For” the nominee.

Approval of Increased Advisory Fee

Allied Asset Advisors, Inc.

The Board has engaged Allied Asset Advisors as the Fund's investment adviser.  Subject to the general supervision of the Board, Allied Asset Advisors is responsible for the day-to-day investment decisions of the Fund in accordance with the Fund's declared investment objective and policies.

In exchange for these services, Allied Asset Advisors receives an annual management fee, which is calculated daily and paid monthly, according to the average daily net assets of the Fund. See the Prospectus and SAI for details.

Allied Asset Advisors is located at 745 McClintock Drive, Suite 314, Burr Ridge, Illinois 60527. Allied Asset Advisors, a Delaware corporation, is a subsidiary of the North American Islamic Trust, Inc. (“NAIT”) and was formed in 2000 to manage the Fund.  NAIT has managed the investment of endowment assets for a quarter of a century.  NAIT develops Islamic financial products that address the investment and financial needs of Muslim organizations, individuals and their businesses in accordance with Islamic principles.

At a special meeting of the Board on January 28, 2008, the Board unanimously agreed, subject to shareholder approval, to amend the Investment Advisory Agreement entered into by the Fund and Allied Asset Advisors on June 29, 2000 and most recently approved by the Board to extend through June 29, 2009.  The trustees voted to raise the advisory fees from 0.75% to 1.00%, for a difference of 25 basis points.  The increased fee would last the lifetime of the Fund, unless future amendments are made, and would need to be approved by the Board on an annual basis.

The reasoning for an advisory fee increase was presented and discussed both at a meeting of the Board on January 21, 2008, as well as at the special meeting on January 28, 2008.  Reasons presented by Allied Asset Advisors for the increased fee included that when the Fund changed from an indexed fund to an actively managed fund, the advisory fee did not change.  Furthermore, Allied Asset Advisors’ undertaking of an active management role has resulted in greater costs.  The Fund is the only client of Allied Asset Advisors and thus all its advisory efforts are directed to serve the Fund.  Additionally, a comparison of advisory fees of mutual funds of similar size and objectives, as well as existing U.S. mutual funds following Islamic principals, was considered when determining that the fee increase was appropriate.  It was also noted that increased regulations in the past four years required that more resources be dedicated to compliance.

When the Board met to approve the continuation of the Advisory Agreement through June 29, 2009, it reviewed and analyzed various factors in considering the contract and reaching its conclusions, including each of the factors described below.

1.           Nature, Quality and Extent of Services.  The Board’s analysis of the nature, quality, and extent of the Advisor’s service to the Fund took into account the knowledge gained from the Board’s regular meetings with the Advisor throughout the prior year.  In addition, the Board reviewed information on the key personnel involved in providing investment management services to the Fund and the Advisor’s performance of services for the Fund, such as stock selection, adherence to the Fund’s investment restrictions, and monitoring compliance with applicable Fund policies and procedures.  The Board concluded that the nature, quality, and extent of the services provided by the Advisor to the Fund were appropriate and the Fund was likely to continue to benefit from services provided under its contract with the Advisor.

2.           Investment Performance of the Advisor and the Fund.  In considering the performance of the Fund and the Advisor, the Board reviewed data comparing the Fund’s performance with that of its peers, as determined by an independent data service provider.  The performance data was for funds with average net assets between zero and one hundred million dollars for the fiscal year ended 2007.  The Board also reviewed performance information of other mutual funds that follow Islamic principles.  After considering all the information, the Board concluded that, although past performance cannot be a guarantee of future performance, the Fund and its shareholders were benefiting from the Advisor’s investment management of the Fund.

3.           Costs of Services and Profits Realized by the Advisor.  The Board examined the fee and expense information for the Fund as compared to that of other comparable funds and noted that the Advisor’s management fees, as a percentage of net assets, were slightly higher when compared to the industry average as reported by Lipper Inc (“Lipper”), an independent data service provider.  The Board noted, however, that the Fund’s special nature makes it distinct from most of the funds in its Lipper peer group.  The Board also noted that the Advisor had entered into an agreement with the Fund to limit the Fund’s annualized expenses to an annual rate of 1.70% of average net assets.  The current agreement expires on September 30, 2008 and the Advisor has noted to the Board that it is considering the decision to not renew the agreement.

In addition, the Board considered the Advisor’s costs in serving as the Fund’s investment adviser and manager.  The costs include those associated with the personnel and systems necessary to manage the Fund.  The Board also considered the financial condition of the Advisor and the profits realized by the Advisor, noting that 2007 was the first profitable year for the Advisor since the inception of the Fund.  The Board concluded that the management fee and the total expenses of the Fund were reasonable in light of the services provided and the performance of the Fund achieved over various time periods, and that the other expenses of the Fund were also reasonable.

4.           Economies of Scale.  The Board considered the extent to which the Fund’s management fee reflected economies of scale for the benefit of Fund shareholders.  The Board noted the fact that because 2007 was the first profitable year for the Advisor, a discussion of economies of scale was not applicable with respect to the management fee received by the Advisor.

5.           Other Benefits to the Advisor.  The Board considered benefits that accrue to the Advisor from its relationship with the Fund.  The Board noted that the Advisor did not employ soft-dollars and therefore did not benefit from brokerage commissions paid by the Fund on its brokerage transactions. After full consideration of the above factors as well as other factors, the Board, including all independent trustees, unanimously concluded that approval of the renewal of the Fund’s advisory contract was in the best interest of the Fund and its shareholders.

For the fiscal year ended December 31, 2007, Allied Asset Advisors received $224,945 for services provided to the Fund.  Had the increased fee of 1.00% been in effect, Allied Asset Advisors would have received $299,927 for services provided to the Fund.  This is a difference of 33.33%.

Fees and Expenses

This table describes the current fees and expenses that you may pay if you buy and hold shares of the Fund.

Shareholder Fees
(fees paid directly from your investment)
Maximum sales charge (load) imposed on purchases	None
Maximum deferred sales charge (load)	None
Maximum sales charge (load) imposed on reinvested dividends	None
Redemption fee(1)	None
Exchange fee	None
Maximum account fee(2)	None

Annual Fund Operating Expenses
(expenses that are deducted from Fund assets)
Management Fees	0.75%
Distribution (12b-1) Fees	None
Other Expenses	0.77%
Total Annual Fund Operating Expenses	1.52%
Plus Expense Recapture	0.18%
Net Annual Fund Operating Expenses(3)	1.70%
(1) The transfer agent charges a fee of $15 for outgoing wire transfers.
(2) IRA accounts are assessed a $15 fee per account annually, capped at $30 per social security number.
(3) The Fund has an Investment Advisory Agreement with the Advisor.  The agreement provides for a maximum annual management fee of 0.75% of average daily assets under management.  The Advisor entered into an Expense Waiver and Reimbursement Contract effective through September 30, 2008 under which the Advisor has agreed to waive its fees and absorb expenses to the extent that total annual fund operating expenses exceed 1.70%.  Under certain conditions, the Advisor can recapture any expenses or fees it has waived or reimbursed within a three-year period from the date reimbursement, subject to the expense cap previously referenced. The Advisor has noted to the Board that it is considering the decision to not renew the agreement.

Example
This example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds.  It assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods.  The example also assumes that your investment has a 5% return each year, your dividends and distributions have been reinvested, and that the Fund’s net operating expenses remain the same.  The example reflects the expense limitation agreement for the first year only.  Although your actual cost may be higher or lower, based on these assumptions (including one year of capped expenses) your costs would be:

1 Year	3 Years	5 Years	10 Years
$173	$536	$923	$2,009

This table describes the proposed fees and expenses that you may pay if you buy and hold shares of the Fund.

Shareholder Fees
(fees paid directly from your investment)
Maximum sales charge (load) imposed on purchases	None
Maximum deferred sales charge (load)	None
Maximum sales charge (load) imposed on reinvested dividends	None
Redemption fee(1)	None
Exchange fee	None
Maximum account fee(2)	None

Annual Fund Operating Expenses
(expenses that are deducted from Fund assets)
Management Fees	1.00%
Distribution (12b-1) Fees	None
Other Expenses	0.77%
Total Annual Fund Operating Expenses	1.77%
Plus Expense Recapture	None
Net Annual Fund Operating Expenses	1.77%
(1) The transfer agent charges a fee of $15 for outgoing wire transfers.
(2) IRA accounts are assessed a $15 fee per account annually, capped at $30 per social security number.

Example
This example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds.  It assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods.  The example also assumes that your investment has a 5% return each year, your dividends and distributions have been reinvested, and that the Fund’s net operating expenses remain the same.  Although your actual cost may be higher or lower, based on these assumptions your costs would be:

1 Year	3 Years	5 Years	10 Years
$180	$557	$959	$2,084

Board Recommendation The Fund’s board of trustees unanimously recommends that shareholders of the Fund vote “For” the approval of the increased advisory fee.

Other Matters

The Board knows of no other matters that are intended to be brought before the meeting.  If other matters are properly presented for action, the proxyholders named in the enclosed form of proxy will vote on those matters in their sole discretion.

Shareholders will vote together on any matter that may properly come before the meeting and at any adjournment or postponement thereof.  It is not expected that any other matter will be raised at the meeting.

More Information about the Meeting

Shareholders. At the record date, the Fund had the following numbers of shares issued and outstanding:

As of May 30, 2008, the following persons were known to own beneficially or of record more than 5% of the outstanding securities of the Fund:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
K	North American Islamic Trust 745 McClintock Drive, Suite 314 Burr Ridge, IL 60527-6688	3,198,702.299; Record	71.89%
K	Charles Schwab & Co., Inc. Attn: Mutual Funds 101 Montgomery Street San Francisco, CA 94104-4151	383,094.247; Record	8.61%

To the Fund’s knowledge, no change in control of the Fund has occurred since the beginning of its last fiscal year.

How Proxies Will Be Voted. All proxies solicited by the Board that are properly executed and received prior to the meeting, and that are not revoked, will be voted at the meeting.  Shares represented by those proxies will be voted as indicated on the proxy card, or in the discretion of the proxyholders on any other matter that may properly come before the meeting.

How to Vote.  Complete, sign, and date the enclosed proxy card and return it in the enclosed envelope.

Expenses.  The expenses of preparing, printing and mailing the enclosed proxy cards, the accompanying notice and this proxy statement and all other costs, in connection with the solicitation of proxies will be borne by the Fund’s investment adviser, Allied Asset Advisors.

Householding.  The Fund reduces the number of duplicate shareholder reports and proxy statements your household receives by sending only one copy of those documents to those addresses shared by two or more accounts.  Call the Fund at 1-877-417-6161 or write to the Fund at the address on page one of this proxy statement to request individual copies of shareholder reports and proxy statements, or to request a single copy of shareholder reports and proxy statements if your household is receiving duplicate copies.  We will begin sending your household single or multiple copies, as you request, as soon as practicable after receiving your request.

Revoking a Proxy.  At any time before it has been voted, you may revoke your proxy by: (1) sending a letter saying that you are revoking your proxy to the Secretary of the Fund at the Fund’s offices located at 745 McClintock Drive, Suite 314, Burr Ridge, IL 60527; (2) properly executing and sending a later-dated proxy; or (3) attending the meeting, requesting return of any previously delivered proxy, and voting in person.

Quorum, Voting at the Meeting, and Adjournment. For any matter that may properly come before a meeting of the Fund, one-third of the shares entitled to vote on the matter constitutes a quorum for that matter.  For purposes of determining the presence or absence of a quorum and for determining whether sufficient votes have been received for approval of any matter to be acted upon at the meeting, abstentions and broker nonvotes will be treated as shares that are present at the meeting but have not been voted.

If a quorum is not present in person or by proxy at the meeting, or if a quorum is present at the meeting but not enough votes to approve a proposal are received, the persons named as proxyholders may propose one or more adjournments of the meeting to permit further solicitation of proxies.  Any proposal for adjournment of the meeting for the Fund will require the vote of a majority of the shares of the Fund represented at the meeting in person or by proxy.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board reviews the Fund’s annual financial statements with both management and the independent auditors, and the committee meets periodically with the independent and internal auditors to consider their evaluation of the Fund’s financial and internal controls.

The Audit Committee, in discharging its duties, has met with and held discussions with management and the Fund’s independent auditors.  The committee has reviewed and discussed the audited financial statements with management.  Management has represented to the independent auditors that the Fund’s financial statements were prepared in accordance with generally accepted accounting principles.

The Audit Committee has also discussed with the independent auditors various matters as required by Statement on Auditing Standards No. 61 (Communications with Audit Committees).  The independent auditors provided to the committee the written disclosure required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the representatives of the independent auditors confirmed to the committee their firm’s independence.

Based on the Audit Committee’s review and discussions with management and the independent auditors, the representations of management and the reports of the independent auditors to the committee, the committee recommended that the Fund include the audited financial statements in the Fund’s annual report.

The members of the Audit Committee are: Abdalla Idris Ali, Imran Hussain and Mohammed Kaiseruddin.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Fund’s Audit Committee selected Cohen Fund Audit Services, Ltd. (“Cohen”), 800 Westpoint Pkwy, Suite 1100, Westlake, Ohio, 44145, as the independent registered public accounting firm to audit the books and records of that Fund for its fiscal year ending May 31, 2008.

AUDIT AND RELATED FEES

Audit Fees.

Cohen billed the Fund aggregate fees for professional services rendered with respect to the audits of the Fund’s annual financial statements or services that are typically provided by the accountant in connection with statutory and regulatory filings or engagements for the past two fiscal years in the following amounts:

Fiscal Year Ended May 31, 2007	Fiscal Year Ended May 31, 2006
$ 12,000	$ 11,500

Audit Related Fees.

Cohen billed the Fund aggregate fees for assurance and related services that are reasonably related to the performance of the audit of the Fund’s financial statements and not reported above for the past two fiscal years in the following amounts:

Fiscal Year Ended May 31, 2007	Fiscal Year Ended May 31, 2006
$ 0	$ 0

Tax Fees.

Cohen billed the Fund aggregate fees for professional services for tax compliance, tax advice, tax planning and tax return preparation services for the past two fiscal years in the following amounts:

Fiscal Year Ended May 31, 2007	Fiscal Year Ended May 31, 2006
$ 2,000	$ 2,000

All Other Fees.

During the past two fiscal years, Cohen did not bill the Fund for products and services other than the services reported above.

Audit Committee Pre-Approval Policies and Procedures.

The Audit Committee has adopted pre-approval policies and procedures that require the Audit Committee to pre-approve all audit and non-audit services of the registrant, including services provided to any entity affiliated with the registrant.  All of the principal accountant’s hours spent on auditing the registrant’s financial statements were attributed to work performed by full-time permanent employees of the principal accountant.

Aggregate Non-Audit Fees.

Cohen billed the Fund aggregate fees for non-audit services for the past two fiscal years in the following amounts:

Fiscal Year Ended May 31, 2007	Fiscal Year Ended May 31, 2006
$ 0	$ 0

The Fund’s Audit Committee approved all non-audit services.

The Fund’s Audit Committee has considered whether Cohen’s provision of services (other than audit services to the Fund) to the Fund is compatible with maintaining Cohen’s independence in performing audit services.  Representatives from Cohen will not be present at the meeting but are available for future questions should a shareholder have one.

ADMINISTRATORS

The Fund has entered into an administration agreement with U.S. Bancorp Financial Services, LLC (“USBFS”) to provide services including, but not limited to, providing office space, equipment, telephone facilities, various personnel, including clerical and supervisory, and computers, as is necessary or beneficial to provide compliance services to the Fund.  USBFS billed the Fund the following amounts, in respect to these services, over the past two fiscal years:

Fiscal Year Ended May 31, 2007	Fiscal Year Ended May 31, 2006
$47,725	$44,328

UNDERWRITER

Quasar Distributors, LLC, 615 East Michigan Street, Milwaukee, Wisconsin, 53202 (the “Distributor”), serves as the principal underwriter and national distributor for the shares of the Fund pursuant to a Distribution Agreement with the Trust dated as of August 26, 2002 (the “Distribution Agreement”).  The Distributor is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, and each state’s securities laws and is a member of the Financial Industry Regulatory Authority (“FINRA”) (formerly, NASD).  The offering of the Fund’s shares is continuous.  The Distribution Agreement provides that the Distributor, as agent in connection with the distribution of Fund shares, will use its best efforts to distribute the Fund’s shares.

SHAREHOLDER COMMUNICATIONS

Shareholders are able to send communications to the Fund’s secretary by mail addressed to the Secretary of the Fund at its principal office at 745 McClintock Drive, Suite 314, Burr Ridge, IL 60527.  The Secretary will forward any communication received for the committees directly to that committee.  The Fund does not have a policy with regard to trustee attendance at shareholder meetings.

SHAREHOLDER PROPOSALS

A shareholder proposal for consideration at the Fund’s 2009 annual meeting, should there be one, should be submitted in writing pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, to the Secretary of the Fund at 745 McClintock Drive, Suite 314, Burr Ridge, IL 60527.  Such proposal must be received by the Secretary of the Fund not later than May 29, 2009.  A shareholder wishing to provide notice in the manner prescribed by Rule 14a-4(c)(1) of a proposal submitted outside of the process of Rule 14a-8 must submit such written notice to the Fund not later than July 10, 2009.  Any proposal shall be included in a written notice that includes the shareholder’s name and address, the number of shares of the Fund that the shareholder owns of record or beneficially, the dates on which those shares were acquired, and documentary support for a claim of beneficial ownership if the shares are registered in a different name.  Timely submission of a proposal does not mean the proposal will be included in the proxy material sent to shareholders.

By Order of the Board of Trustees of each Fund,

Mujeeb Cheema
Secretary

______________, 2008

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

Your Proxy Vote is important!

And now you can Vote your Proxy on the PHONE or the INTERNET.

It saves Money! Telephone and Internet voting saves postage costs. Savings which can help minimize fund expenses.

It saves Time! Telephone and Internet voting is instantaneous – 24 hours a day.

It’s Easy! Just follow these simple steps:

1. Read your proxy statement and have it at hand.

2. Call toll-free 1-______ or go to website: www_________.com

3. Enter the 14-digit number located in the shaded box from your Proxy Card.

4. Follow the recorded or on-screen directions.

5. Do not mail your Proxy Card when you vote by phone or Internet.

Please detach at perforation before mailing.

IMAN FUND	PROXY
PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD AUGUST 25, 2008

This Proxy is solicited on behalf of the Board of Trustees of the Professionally Managed Portfolios on behalf of the Iman Fund.  The undersigned hereby appoints as proxies __________ and ___________, and each of them (with power of substitution), to vote all shares of the undersigned of the Fund at the Special Meeting of Shareholders to be held at ____________ Central time, on August 25, 2008, at the offices of 745 McClintock Drive, Suite 314, Burr Ridge, Illinois 60527 and any adjournment(s) thereof (“Meeting”), with all the power the undersigned would have if personally present.

VOTE VIA THE INTERNET: www.________.com
VOTE VIA THE TELEPHONE: 1-____________

Please sign exactly as name appears at left.  If shares are held in the name of joint owners, each should sign.  Attorneys-in-fact, executors, administrators, etc., should give full title.  If shareholder is a corporation or partnership, please sign in full corporate or partnership name by authorized person.

Date_________________________________________________, 2008

Signature(s) Title(s), if applicable	(Sign in the Box)

PLEASE SIGN, DATE, AND RETURN PROMPTLY IN ENCLOSED ENVELOPE IF YOU ARE NOT VOTING BY PHONE OR INTERNET

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

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PLEASE SIGN, DATE AND RETURN YOUR
PROXY TODAY

Please detach at perforation before mailing.

The shares represented by this proxy will be voted as instructed.  Unless indicated to the contrary, this proxy shall be deemed to grant authority to vote “FOR” each proposal, and to grant discretionary power to vote upon such other business as may properly come before the Meeting.

PLEASE MARK VOTES AS IN THIS EXAMPLE:  ■
		FOR	ABSTAIN	AGAINST
1.	To elect Imran Hussain to the Board of Trustees.	□	□	□

2.	To approve an increase in advisory fees.	□	□	□

Your vote is important no matter how many shares you own.  If you are not voting by phone or internet, please sign and date this proxy card on the reverse side and return it promptly in the enclosed envelope.

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